UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): March 6, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated March 6, 2008 and filed (by the required date) on March 10, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

California Hotel

Dimension Acquisition Hotels

Independent Auditors’ Report	2
Combined Balance Sheets—December 31, 2007 and 2006	3
Combined Statements of Income—Years Ended December 31, 2007 and 2006	4
Combined Statements of Members’ Deficit—Years Ended December 31, 2007 and 2006	5
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	6
Notes to Combined Financial Statements	7

Massachusetts Hotel

True North Hotels Portfolio

Independent Auditors’ Report	11
Combined Balance Sheets—December 31, 2007 and 2006	12
Combined Statements of Income—Years Ended December 31, 2007 and 2006	13
Combined Statements of Members’ Equity—Years Ended December 31, 2007 and 2006	14
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	15
Notes to Combined Financial Statements	16

North Carolina Hotel

Concord, North Carolina Hampton Inn Hotel

Independent Auditors’ Report	21
Balance Sheets—December 31, 2007 and 2006	22
Statements of Operations and Changes in Owners’ Equity—March 1, 2007 through December 31, 2007, January 1, 2007 through February 28, 2007 and Year Ended December 31, 2006	23
Statements of Cash Flows—March 1, 2007 through December 31, 2007, January 1, 2007 through February 28, 2007 and Year Ended December 31, 2006	24
Notes to Financial Statements	25

Texas Hotels

Intermountain Hotels Portfolio

Independent Auditors’ Report	29
Combined Balance Sheets—December 31, 2007 and 2006	30
Combined Statements of Income—Years Ended December 31, 2007 and 2006	31
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	32
Notes to Combined Financial Statements	34

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Eight, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2007	42
Notes to Pro Forma Condensed Consolidated Balance Sheet	44
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2007	45
Notes to Pro Forma Condensed Consolidated Statement of Operations	50

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

Independent Auditor’s Report

To the Members

Dimension Acquisition Hotels

Natchitoches, Louisiana

We have audited the accompanying combined balance sheets of the Dimension Acquisition Hotels, as of December 31, 2007 and 2006, and the related combined statements of income, members’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the management of the Dimension Acquisition Hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Dimension Acquisition Hotels as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, each of the four hotels included in investment in hotels at December 31, 2007 are under contract for sale. In addition, in March 2008, one of the hotels was sold.

Richmond, Virginia

March 14, 2008

DIMENSION ACQUISITION HOTELS

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Investment in hotels, net of accumulated depreciation of $22.9 million and $23.2 million (Note 2)	$45,280,319	$48,327,103
Cash and cash equivalents	2,487,398	1,259,778
Accounts receivable – trade	395,073	417,991
Restricted funds held for:
Taxes, insurance and replacement reserves	1,317,544	1,020,415
Prepaid expenses and other current assets	255,460	446,140
Franchise fees, net of accumulated amortization of $35,419 and $24,199 (Note 5)	55,381	66,601
Loan origination costs, net of accumulated amortization of $256,535 and $114,816	418,100	559,819

Total assets	$50,209,275	$52,097,847

Liabilities And Members’ Deficit
Liabilities:
Notes payable (Note 3)	$51,641,411	$52,543,412
Due to affiliates (Note 6)	3,881,139	3,805,857
Accounts payable and accrued expenses	1,297,023	1,223,618

Total liabilities	56,819,573	57,572,887
Commitments
Members’ Deficit	(6,610,298)	(5,475,040)

Total liabilities and members’ deficit	$50,209,275	$52,097,847

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Rooms	$20,377,742	$19,010,063
Other	2,055,461	2,028,711

Total revenues	22,433,203	21,038,774

Expenses:
Operating	3,989,261	3,760,724
Hotel administration	4,529,488	4,219,481
Sales and marketing	491,057	449,174
Utilities	828,792	841,213
Repairs and maintenance	560,751	520,555
Management and franchise fees	2,382,201	2,228,706
Other expenses	1,467,200	853,051
Depreciation and amortization	3,509,309	3,267,624

Total expenses	17,758,059	16,140,528

Operating income	4,675,144	4,898,246
Interest expense	3,362,022	4,205,081

Net income	$1,313,122	$693,165

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

COMBINED STATEMENTS OF MEMBERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, January 1, 2006	$(2,654,337)
Net income	693,165
Contributions	24,215
Distributions	(3,538,083)

Balance, December 31, 2006	(5,475,040)
Net income	1,313,122
Contributions	1,062,805
Distributions	(3,511,185)

Balance, December 31, 2007	$(6,610,298)

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash Flows From Operating Activities
Net income	$1,313,122	$693,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,356,370	3,216,893
Amortization	152,939	50,731
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	22,918	(212,443)
Prepaid expenses and other current assets	190,680	18,265
Increase (decrease) in:
Accounts payable and accrued expenses	73,405	(93,691)

Net cash provided by operating activities	5,109,434	3,672,920

Cash Flows From Investing Activities
Purchase of property and equipment	(309,586)	(70,010)
Net (increase) decrease in restricted funds held	(297,129)	326,400

Net cash provided by (used in) investing activities	(606,715)	256,390

Cash Flows From Financing Activities
Principal payments on notes payable	(935,255)	(780,397)
Proceeds from notes payable	33,254	22,533,254
Repayment of debt	—	(25,662,132)
Net proceeds from affiliates	75,282	4,059,591
Loan origination fees	—	(208,360)
Contributions	1,062,805	24,215
Distributions	(3,511,185)	(3,538,083)

Net cash used in financing activities	(3,275,099)	(3,571,912)

Net increase in cash and cash equivalents	1,227,620	357,398
Cash and cash equivalents:
Beginning	1,259,778	902,380

Ending	$2,487,398	$1,259,778

Supplemental Disclosure Of Cash Flow Information
Cash payments for interest	$3,362,022	$4,205,081

See Notes To Combined Financial Statements.

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1. Nature Of Business And Significant Accounting Policies

Nature of business: The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

RT Cypress, L.P. is a Delaware limited partnership, which was formed on March 1, 2001, for the purpose of acquiring a Courtyard by Marriott, located in Cypress, California, and operating the hotel under a management agreement with Dimension Development, Inc. (the Manager).

RT—Natomas Associates, L.P. is a Delaware limited partnership, which was formed on July 1, 2003, for the purpose of acquiring a Hilton Garden Inn, located in Sacramento, California, and operating the hotel under a management agreement with Dimension Development, Inc. (the Manager).

RT—Waca Hotel, L.P. is a Delaware limited partnership, which was formed on February 27, 2006, for the purpose of operating two Homewood Suites, located in Tukwila, Washington and San Jose, California, and operating the hotels under a management agreement with Dimension Development, Inc. (the Manager). The hotels were formerly owned by FTRC Hotel Partners, L.P., which is a related party, with the same ownership.

A summary of the Hotels’ significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense. The expenses shown in the combined statements of income do not include any salaries to the members.

Principles of combination: The accompanying financial statements combine the accounts of RT Cypress, L.P., RT—Natomas Associates, L.P., and RT—Waca Hotel, L.P. (collectively the Hotels, or Dimension Acquisition Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Concentrations of credit risk: The Hotels maintain their cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted funds: The Hotels are required to fund some of the various mortgage holders with sufficient funds, generally 4% of gross revenue, to cover the cost of replacements and renewals to the Hotels’ property and improvements. The mortgagors hold these funds in escrow in short-term money market securities on behalf of the Hotels until the funds are spent on capital improvements.

Accounts receivable: Accounts receivable is comprised primarily of trade receivables due from Hotels’ guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2007 and 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered past due when any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as charged. No interest has been charged to trade receivables during 2007 or 2006.

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

Investment in hotels: The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the lives of the assets. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the mortgage. Amortization expenses related to loan costs totaled $141,719 and $43,307 for the years ended December 31, 2007 and 2006, respectively. In addition, as discussed in Note 7, each of the Hotels were under contract for sale as of December 6, 2007 and all debt will be paid off with the proceeds from the sale upon closing. Accordingly, the loan costs were written down as of December 31, 2007 to reflect the anticipated prepayment.

Income taxes: No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying combined financial statements. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels’ status, or in changes to allocable Hotels’ income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Total sales and marketing expense was $491,057 and $449,174 for the years ended December 31, 2007 and 2006, respectively.

Estimates: The presentation of the combined financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

Note 2. Investment In Hotel Properties

The following is a schedule of the components of the carrying amounts of the investment in the Hotels at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$9,476,931	$9,606,071
Building and improvements	49,019,007	49,163,061
Furniture, fixtures and equipment	5,983,477	8,601,417
Machinery and equipment	3,287,354	3,860,838
Vehicles	202,393	266,124

	67,969,162	71,497,511
Less accumulated depreciation	(22,688,843)	(23,170,408)

Investment in hotels, net	$45,280,319	$48,327,103

Note 3. Notes Payable

Notes payable at December 31, 2007 and 2006 consist of:

	2007	2006
RT Natomas Associates, L.P. with PNC Bank, secured by the investment in the Hotel; term of 10 years and due August 2014; interest at 6.7%	$14,188,651	$14,433,228

RT Cypress, L.P. with GMAC Commercial Mortgage Bank, secured by the investment in the Hotel; term of 10 years and due January 2015; interest at 5.69%. The note is guaranteed by one of the members.	15,508,389	15,812,704

RT Waca Hotels, L.P. with GMAC Commercial Mortgage Bank, secured by the investment in the Hotel, term of 7 years and due April 2013; interest at 6.61%. The note is guaranteed by one of the members.	21,887,402	22,249,215

RT Waca Hotels, L.P. installment note payable to People’s State Bank in monthly installments of $1,042, which includes principal and interest. The note matures September 2009 and is secured by a vehicle.	21,329	—

RT Waca Hotels, L.P. installment note payable to People’s State Bank in monthly installments of $973, which includes principal and interest. The note matures September 2008 and is secured by a vehicle.	8,496	17,094

RT Natomas Associates, L.P. installment note payable to People’s State Bank in monthly installments of $1,043, which includes principal and interest. The note matures May 2010 and is secured by a vehicle.	27,144	31,171

	$51,641,411	$52,543,412

DIMENSION ACQUISITION HOTELS

NOTES TO COMBINED FINANCIAL STATEMENTS—(CONTINUED)

Future maturities at December 31, 2007 are as follows:

Years Ending December 31,
2008	$1,039,887
2009	1,096,923
2010	1,150,292
2011	1,220,079
2012	1,299,676
Thereafter	45,834,554

$51,641,411

Note 4. Management Agreements

The Hotels are subject to management agreements, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and are 3% of gross rental revenues. Management fees of $672,660 and $632,145 were expensed in 2007 and 2006, respectively.

Note 5. Franchise Agreements

Franchise application fees totaling $90,800 have been paid to Marriot International, Inc. and Hilton Inns, Inc. as of December 31, 2007 and 2006, respectively. Amortization expense totaled $11,220 and $7,424 for the years ended December 31, 2007 and 2006, respectively. In addition, as discussed in Note 7, each of the Hotels was under contract for sale as of December 6, 2007. Upon closing, the existing franchise agreements will be terminated. Accordingly, the franchise application fees were written down as of December 31, 2007 to reflect the anticipated termination.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott International, Inc. (Courtyard) & Hilton Inns, Inc. (Hilton Garden & Homewood Suites). The agreements cover an initial term of 20 years with varying renewal terms. The agreement provides for payment of base franchise fees, which are calculated monthly and range from 7-9% of gross rental revenues. Franchise fees of $1,709,541 and $1,596,561 were expensed in 2007 and 2006, respectively.

Note 6. Related Parties

The managing member of the Hotels is also the President of the entity that manages the Hotels. Re-financing of the two hotels under RT—Waca Hotel, L.P. during 2006 resulted in due to affiliates totaling $3,881,139 and $3,805,857 at December 31, 2007 and 2006, respectively. These loans are non-interest bearing and due upon demand.

Note 7. Commitments and Subsequent Event

As of December 6, 2007, each of the Hotels was under contract for sale to Apple Eight Hospitality Ownership, Inc., a wholly-owned subsidiary of Apple REIT Eight, Inc. The aggregate purchase price under the three purchase contracts is approximately $88 million. All debt obligations will be paid off with the proceeds from the sale upon closing, which is anticipated to be completed by July 2008. In March 2008, one of the hotels (RT Natomas Associates, L.P. d/b/a Hilton Garden Inn Sacramento/South Natomas) was sold to Apple REIT Eight, Inc. for a gross purchase price of approximately $27.6 million.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

True North Hotel Group, Inc.:

We have audited the accompanying combined balance sheets of True North Hotels Portfolio (collectively, the Hotels) as of December 31, 2007 and 2006, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotels’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotels as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia

March 24, 2008

TRUE NORTH HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
Assets
Hotel property and equipment, net of accumulated depreciation of $11,783,312 and $9,294,032, respectively	$60,374,074	49,388,154
Cash and cash equivalents	2,163,774	1,826,776
Restricted cash	1,418,164	1,318,063
Accounts receivable	275,354	230,525
Prepaid expenses and other current assets	85,334	105,224
Deferred costs, net of accumulated amortization of $586,665 and $306,377, respectively	1,192,111	981,877

Total assets	$65,508,811	53,850,619

Liabilities and Members’ Equity
Liabilities:
Mortgages payable	$55,701,755	42,862,438
Accounts payable and accrued expenses	1,800,194	1,357,790
Notes payable to related party	162,000	540,000

Total liabilities	57,663,949	44,760,228
Members’ equity	7,844,862	9,090,391

Commitments

Total liabilities and members’ equity	$65,508,811	53,850,619

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Rooms	$18,274,962	14,829,053
Other	94,973	95,363

Total revenues	18,369,935	14,924,416

Expenses:
Rooms	4,883,507	3,992,346
Property operation, maintenance and energy costs	3,242,752	3,070,293
Hotel administration and general	1,392,382	1,133,639
Management and franchise fees	1,760,690	1,407,961
Taxes, insurance, and other	907,968	730,049
Depreciation and amortization	2,501,164	1,866,105

Total expenses	14,688,463	12,200,393

Operating income	3,681,472	2,724,023
Interest expense	(3,611,517)	(2,541,353)

Net income	$69,955	182,670

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006

Balance, December 31, 2005	$7,539,842
Contributions	2,630,000
Distributions	(1,262,121)
Net income	182,670

Balance, December 31, 2006	9,090,391
Contributions	2,629,971
Distributions	(3,945,455)
Net income	69,955

Balance, December 31, 2007	$7,844,862

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net income	$69,955	182,670
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,769,567	2,018,173
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(44,829)	(77,317)
Prepaid expenses and other current assets	19,890	61,497
Increase (decrease) in:
Accounts payable and accrued expenses	442,404	(79,948)

Net cash provided by operating activities	3,256,987	2,105,075

Cash flows from investing activities:
Purchase of hotel property and equipment	(13,475,199)	(11,343,218)
Deferred costs	(490,522)	(485,838)
(Increase) decrease in restricted cash, net	28,240	(456,711)

Net cash used in investing activities	(13,937,481)	(12,285,767)

Cash flows from financing activities:
Funding from mortgages payable	13,555,809	9,199,262
Principal payments on mortgages payable	(716,492)	(655,231)
(Increase) decrease in restricted cash, net	(128,341)	74,280
Contributions from members	2,629,971	2,630,000
Distributions to members	(3,945,455)	(1,262,121)
Proceeds from (payments on) notes payable to related party	(378,000)	540,000

Net cash provided by financing activities	11,017,492	10,526,190

Net increase in cash	336,998	345,498
Cash at beginning of year	1,826,776	1,481,278

Cash at end of year	$2,163,774	1,826,776

Supplemental cash flow information:
Cash paid for interest, net of interest capitalized of $286,876 and $439,375, respectively	$3,299,049	2,136,265

See accompanying notes to combined financial statements.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

(1)	Nature of Business and Significant Accounting Policies

(a)	Nature of Business and Principles of Combination

The following entities comprise the combined financial statements of True North Hotels Portfolio (collectively, the Hotels). The Hotels are separate legal entities that share common management and common ownership. All significant related balances and transactions have been eliminated in combination.

Riley Hotel Suites, LLC is a Kansas limited liability company, which was formed in 1996 for the purpose of developing a 102 room hotel franchised by Marriott as a SpringHill Suites. The hotel is operated under a management agreement with True North Hotel Group, Inc. (True North). The hotel, located in Overland Park, Kansas, became operational in 1997.

Riley Extended Stay Suites, LLC is a Kansas limited liability company, which was formed in 1999 for the purpose of developing a 120 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Overland Park, Kansas, became operational in 2000.

Westford Inn, LLC is a Delaware limited liability company, which was formed in 2000 for the purpose of developing a 108 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Westford, Massachusetts, became operational in 2001.

Country Club Extended Stay Suites, LLC is a Missouri limited liability company, which was formed in 2001 for the purpose of developing a 108 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Kansas City, Missouri, became operational in 2002.

Marlborough Lodging Partners, LLC is a Massachusetts limited liability company, which was formed in 2005 for the purpose of developing a 112 room hotel franchised by Marriott as a Residence Inn. The hotel is operated under a management agreement with True North. The hotel, located in Marlborough, Massachusetts, became operational in July 2006. Included in property operation, maintenance and energy costs in the 2006 combined statement of income are approximately $560,000 of pre-opening costs.

Westford Hotels, LLC is a Massachusetts limited liability company, which was formed in 2006 for the purpose of developing a 110 room hotel franchised by Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, as a Hampton Inn and Suites. The hotel is operated under a management agreement with True North. The hotel, located in Westford, Massachusetts, became operational in August 2007. Included in property operation, maintenance and energy costs in the 2007 combined statement of income are approximately $260,000 of pre-opening costs.

Blue Valley Lodging Partners, LLC is a Kansas limited liability company, which was formed in 2007 for the purpose of developing a 110 room hotel franchised by Marriott as a Fairfield Inn and Suite. When opened, the hotel will be operated under a management agreement with True North. The hotel, located in Overland Park, Kansas, is scheduled to open in August 2008.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(c)	Restricted Cash

Pursuant to note and management agreements, certain Hotel properties are required to maintain cash reserves for taxes, insurance, and the replacement of and additions to furniture, fixtures, and equipment. The unexpended reserve, classified as restricted cash, totaled $1,418,164 and $1,318,063 as of December 31, 2007 and 2006, respectively.

(d)	Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts and the Hotels believe they are not exposed to any significant credit risk on cash.

(e)	Accounts Receivable

Accounts receivable are comprised primarily of trade receivables due from hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2007 and 2006. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

(f)	Hotel Property and Equipment

Hotel property and equipment is stated at cost. Interest and property taxes incurred during the construction of the facilities are capitalized and are depreciated over the life of the hotel property. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

(g)	Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by, which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount of fair value less costs to sell.

(h)	Deferred Financing Costs

Costs incurred in obtaining financing are deferred and amortized, using a method which approximates the interest method, over the term of the related loans. Amortization of deferred financing costs is included in interest expense and was $268,403 and $152,068 for the years ended December 31, 2007 and 2006, respectively. Deferred financing costs, net amounted to $963,036 and $788,502 at December 31, 2007 and 2006, respectively.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(i)	Franchise Fees

Initial franchise fees are deferred and amortized on a straight-line basis over the term of the respective franchise agreement commencing on the hotel opening dates. Amortization expense totaled $11,885 for 2007 and $9,991 for 2006. Deferred franchise fees, net amounted to $229,075 and $193,375 at December 31, 2007 and 2006, respectively.

(j)	Income Taxes

No federal or state income taxes are payable by the Hotels and, therefore, no tax provision has been reflected in the accompanying combined financial statements. The Hotels are treated as partnerships for federal and state income tax purposes. The members are required to include their respective share of the Hotels’ profits or losses in their individual tax returns. The tax returns, the status of the Hotels for tax purposes, and the amount of allocable income or loss from the Hotels, are subject to examinations by the Internal Revenue Service and if examinations result in changes with respect to the Hotels’ tax status, or in changes to allowable income or loss from the Hotels, the tax liability of the members would be changed accordingly.

(k)	Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services. Additionally, the Hotels collect sales, use, occupancy and similar taxes from guests which are presented on a net basis (excluded from revenues) on the combined statements of income.

(l)	Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

(m)	Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

(2)	Hotel Property and Equipment

Hotel property and equipment at December 31, 2007 and 2006 consist of the following:

	2007	2006
Land and improvements	$11,324,183	7,668,867
Building and improvements	46,243,738	37,981,814
Furniture, fixtures, and equipment	12,006,395	9,371,505
Construction in progress	2,583,070	3,660,000

	72,157,386	58,682,186
Less accumulated depreciation	(11,783,312)	(9,294,032)

Hotel property and equipment, net	$60,374,074	49,388,154

(3)	Mortgages Payable

Mortgages payable at December 31, 2007 and 2006 consist of the following:

	2007	2006
Riley Hotel Suites, LLC—mortgage secured by land, building, and improvements; due 6/25/2010, paid off 3/17/2008; principal and interest payments of $46,670 due monthly; final payment estimated at $6,444,662; fixed interest at 6.75%	$6,685,316	4,560,234

Riley Extended Stay Suites, LLC—mortgage secured by land, building, and improvements; due 4/1/2015; principal and interest payments of $47,138 due monthly; final payment estimated at $5,742,168; fixed interest at 5.74%	7,129,209	7,275,327

Country Club Extended Stay Suites, LLC—mortgage secured by land, building, and improvements; due 11/1/2015; principal and interest payments of $69,078 due monthly; final payment estimated at $10,245,524; fixed interest at 5.74%	11,693,757	11,837,604

Marlborough Lodging Partners, LLC—mortgage secured by land, building, and improvements; due on 5/1/2008, paid off 1/15/08; interest at prime plus 1.0% (8.25% and 9.25%, respectively)	11,233,825	11,298,735

Westford Hotels, LLC—mortgage secured by land, building, and improvements; due 10/1/2012, paid off 3/6/2008; interest only payments of $56,080 due monthly through 10/1/2008 thereafter, principal and interest payments of $67,912 due monthly; final payment estimated at $8,621,733; fixed interest at 7.01%	9,600,000	490,000

Westford Inn, LLC—mortgage secured by land, building, and improvements; due 11/1/2010; principal and interest payments of $52,666 due monthly; final payment estimated at $6,552,354; fixed interest at 6.5%	7,249,974	7,400,538

Blue Valley Lodging Partners, LLC—construction loan secured by land, building, and improvements; due 4/5/2010; interest only payments at 30 day LIBOR plus 2.5% ( 7.01%)	2,109,674	—

	$55,701,755	42,862,438

TRUE NORTH HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Future maturities at December 31, 2007 are as follows:

Year ended December 31:
2008	$11,840,764
2009	764,341
2010	9,295,711
2011	7,251,137
2012	9,524,682
Thereafter	17,025,120

Total	$55,701,755

(4)	Franchise Agreements

The Hotels are subject to various franchise agreements under which the Hotels agree to use the franchisor’s trademark, standards of service (cleanliness, management, and advertising) and construction quality and design. There are agreements with Marriott International, Inc. and Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation. The agreements cover initial terms of 20 years with varying renewal terms. The agreements provide for payment of base royalty fees, marketing fees, and reservation system fees, which are calculated monthly and range from 7.5% to 9% of gross rental revenues. Franchise royalty fees of $884,457 and $715,033 were incurred in 2007 and 2006, respectively.

(5)	Related Parties

The Hotels are subject to management agreements with True North, which cover an initial term of 20 years with varying renewal terms. Management fees of $782,918 and $626,135 were incurred in 2007 and 2006, respectively. In addition, the Hotels pay for accounting services ranging from $1,000 to 0.5% of gross revenue for each hotel monthly, which were $85,188 and $66,793 for the years ended December 31, 2007 and 2006, respectively.

Westford Hotels, LLC has unsecured demand notes payable to two of its members bearing no interest and repayable upon demand. The balance due at December 31, 2007 and 2006 was $162,000 and $540,000, respectively.

(6)	Subsequent Events

In October 2007, Marlborough Lodging Partners, LLC contracted with Apple Eight Hospitality Ownership, Inc. (Apple) to sell its real and personal property for a gross purchase price of $20,200,000. The sale closed on January 15, 2008.

In December 2007, Riley Hotel Suites, LLC, Riley Extended Stay Suites, LLC, Country Club Extended Stay Suites, LLC, Westford Hotels, LLC, Westford Inn, LLC and Blue Valley Lodging Partners contracted to sell all of the real and personal property of these entities to Apple for a gross purchase price of $84,200,000. During March of 2008, the sales of the Riley Hotel Suites, LLC, property and the Westford Hotels, LLC property closed.

INDEPENDENT AUDITOR’S REPORT

To the Members

Gabriel Newport Concord, LLC

Williamsburg, Virginia

We have audited the balance sheets of the Hampton Inn located in Concord, North Carolina (the Hotel), which is currently owned by Gabriel Newport Concord, LLC (Successor) (the Company) as of December 31, 2007 and 2006 (Predecessor), and the related statements of operations and changes in owners’ equity and cash flows for the periods January 1, 2007 through February 28, 2007 (Predecessor) and March 1, 2007 through December 31, 2007 (Successor) and the year ended December 31, 2006 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of it’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the periods January 1, 2007 through February 28, 2007 and March 1, 2007 through December 31, 2007 and the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, the Company has entered into a contract to sell substantially all of the Company’s assets.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

March 3, 2008

HAMPTON INN, CONCORD, NORTH CAROLINA

BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
	(Successor)	(Predecessor)
ASSETS
Investment in hotel, net	$6,985,543	$4,174,145
Cash and cash equivalents	581,763	106,387
Escrow deposits	77,325	—
Accounts receivable	13,178	80
Prepaid expenses and other assets	41,496	—
Intangible assets, net	163,263	6,000

Total assets	$7,862,568	$4,286,612

LIABILITIES AND OWNERS’ EQUITY

Mortgage note payable	$5,157,845	$3,445,958
Accounts payable and accrued expenses	141,263	86,355

Total liabilities	5,299,108	3,532,313
Owners’ equity	2,563,460	754,299

Total liabilities and owners’ equity	$7,862,568	$4,286,612

See accompanying notes.

HAMPTON INN, CONCORD, NORTH CAROLINA

STATEMENTS OF OPERATIONS AND CHANGES IN OWNERS’ EQUITY

	March 1, 2007 through December 31, 2007	January 1, 2007 through February 28, 2007	Year Ended December 31, 2006
	(Successor)	(Predecessor)	(Predecessor)
REVENUES
Rooms	$1,953,220	$291,628	$1,894,705
Other income	46,022	8,096	56,579

Total revenues	1,999,242	299,724	1,951,284

OPERATING EXPENSES
Rooms	446,001	55,875	338,026
Depreciation and amortization	218,034	29,642	177,187
Real estate taxes, insurance and other	61,420	40,066	71,398
Property operation, maintenance and energy costs	180,406	24,185	193,231
Management and franchise fees	254,762	33,597	183,503
Administrative	161,829	38,421	265,592

Total operating expenses	1,322,452	221,786	1,228,937

OPERATING INCOME	676,790	77,938	722,347

OTHER INCOME (EXPENSE)
Interest expense	(241,450)	(44,966)	(287,163)
Interest income	37,158	—	—
Total other income (expense)	(204,292)	(44,966)	(287,163)
Net income	472,498	32,972	435,184
Owners’ equity, beginning of the period	—	754,299	720,486
Distributions	—	—	(401,371)

Effect of push-down accounting on predecessor equity	2,090,962	(787,271)	—

Owners’ equity, end of the period	$2,563,460	$—	$754,299

See accompanying notes.

HAMPTON INN, CONCORD, NORTH CAROLINA

STATEMENTS OF CASH FLOWS

	March 1, 2007 through December 31, 2007	January 1, 2007 through February 28, 2007	Year Ended December 31, 2006
	(Successor)	(Predecessor)	(Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$472,498	$32,972	$435,184
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	218,034	29,642	177,187
Operating expenses paid at closing	12,298	—	—
Changes in operating assets and liabilities:
Accounts receivable	(13,178)	80	(80)
Prepaid expenses and other assets	(41,496)	—	—
Accounts payable and accrued expenses	141,263	(86,355)	(74,927)

Net cash provided by (used in) operating activities	789,419	(23,661)	537,364

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(63,735)	—	(235,653)
Acquisitions of intangible assets	(172,105)	—	—
Net increase in escrow deposits	(77,325)	—	—

Net cash used in investing activities	(313,165)	—	(235,653)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	64,938	—	196,260
Repayments of mortgage note	(42,155)		(54,042)
Distributions to owners	—	—	(401,371)

Net cash provided by (used in) financing activities	22,783	—	(259,153)

Net increase (decrease) in cash and cash equivalents	499,037	(23,661)	42,558

CASH AND CASH EQUIVALENTS
Beginning	$82,726	$106,387	$63,829

Ending	$581,763	$82,726	$106,387

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$241,450	$44,966	$287,163

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Effect of push-down accounting:
Predecessor note payable	$—	$3,445,958	$—
Successor note payable	(5,200,000)	—	—
Property and equipment basis adjustment	7,290,962	(4,233,229)	—

Effect of push-down accounting on predecessor equity	$2,090,962	$(787,271)	$—

See accompanying notes.

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Hampton Inn of Concord, North Carolina (the Hotel) is currently owned by Gabriel Newport Concord, LLC (the Company), a limited liability company that was formed for the purpose of acquiring, owning and operating a hotel. During March of 2007, the Company acquired the hotel as part of a like-kind exchange. The hotel has 102 rooms and provides lodging and related hospitality services.

Basis of Accounting

The financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States. The Hotel was acquired by Gabriel Newport Concord, LLC in a purchase business combination recorded under the “push-down” method of accounting, resulting in a new basis of accounting for the “successor” period beginning March 1, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of three months of less to be cash equivalents.

Accounts Receivable

Accounts receivable are primarily comprised of trade receivables due from guests of the hotel. The Company uses the allowance method to account for uncollectible receivables and management determined that no allowance was considered necessary at December 31, 2007 and 2006. Recoveries of trade receivables previously written off are recorded when received.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion Costs

Advertising and promotion costs are charged to operations as incurred and totaled $20,231 and $15,709 for 2007 and 2006, respectively.

Investment in Hotel

Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Management estimates the useful lives of assets to be 39 years for buildings and improvements, 15 years for land improvements and 5 to 7 years for furniture, fixtures and equipment.

Escrow Deposits

An escrow deposit for repairs, replacements and maintenance is maintained under the control of the Company. Escrow deposits for taxes and insurance are maintained under the control of the mortgage lender.

Impairment of Long-Lived Assets

The Company’s management reviews the carrying value of tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated cash flows. Management’s estimates of fair values are based on the best information available and require the use of estimates, judgment and projections as considered necessary. Actual results may vary. As of December 31, 2007 and 2006, no impairment losses were recognized.

Intangible Assets

Financing costs are recorded at cost and are being amortized by the straight-line method over ten years, the term of the related note payable. The contractual term of the franchise agreement is 10 years, beginning in January, 2007. A fee of $80,450 was incurred upon the transfer of the Hampton Inn franchise to the Company.

Revenue Recognition

Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Occupancy and Other Taxes

Revenue is reported net of occupancy and other taxes collected from customers and remitted to governmental authorities.

Income Taxes

The Company is a limited liability company. The members separately account for the Company’s items of income, deductions, losses, and credits for federal income tax reporting.

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

NOTE 2. MORTGAGE NOTE PAYABLE

Mortgage note payable at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Laureate Capital installment note, collateralized by hotel property, due monthly at $31,512 including interest at 6.10%, maturing 2017	$ 5,157,845	$—

Bank of North Carolina (NC) installment note, collateralized by hotel property, due monthly at $28,433 including interest at the variable rate of Bank of NC Prime plus .375%, maturing 2010	—	3,445,958

	$5,157,845	$3,445,958

Future principal maturities of the note payable are as follows:

2008	$59,948
2009	64,677
2010	68,792
2011	73,170
2012	76,959
Thereafter	4,814,299

$5,157,845

NOTE 3. INTANGIBLE ASSETS

Intangible assets at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Deferred financing costs	$97,655	$10,000
Franchise fee	80,450	—

Total cost	178,105	10,000
Less accumulated amortization	14,842	4,000

Intangibles, net	$163,263	$6,000

NOTE 4. INVESTMENT IN HOTEL

Investment in hotel at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Land	$1,190,661	$600,000
Building and improvements	5,228,390	3,244,190
Furnishings and equipment	769,684	638,217

Total cost	7,188,735	4,482,407
Less accumulated depreciation	203,192	308,262

Investment in hotel, net	$6,985,543	$4,174,145

HAMPTON INN, CONCORD, NORTH CAROLINA

NOTES TO FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

NOTE 5. FRANCHISE AGREEMENT

The Company operates the hotel as a Hampton Inn under a franchise agreement with Hilton Hotels. The Company is required to pay the franchisor a flat fee monthly for dues, software support, etc., and is required to pay franchise, marketing, and reservation service fees which are based on a percentage of gross room revenues. These fees totaled $185,767 and $152,231 for 2007 and 2006, respectively.

NOTE 6. RELATED PARTIES

Newport Hospitality Group, Inc. (the Group) is the managing company for the hotel. The Group is affiliated with the members through common ownership. The Company owed the Group $7,562 and $0 at December 31, 2007 and 2006, respectively. Management fee expense incurred by the Company with the Group totaled $85,879 and $0 for the years ended December 31, 2007 and 2006, respectively.

NOTE 7. CONCENTRATIONS

At times, the Company maintains deposits in excess of federally insured limits. The Company maintains deposits with high quality financial institutions and has not incurred any losses to date.

NOTE 8. SUBSEQUENT EVENT

During 2007, the Company entered into a contract to sell the hotel for approximately $9 million. This sale is expected to occur during 2008.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Apple Eight Hospitality Ownership, Inc.

We have audited the accompanying combined balance sheets of InterMountain Hotels Portfolio, as of December 31, 2007 and 2006, and the related combined statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of InterMountain Hotels Portfolio, as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9, the investment in the hotels is being sold.

/s/ Wilson, Price, Barranco, Blankenship & Billingsley, PC

Montgomery, Alabama

March 11, 2008

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Investments in hotels, net of accumulated depreciation of $7,167,363 and $5,373,441, respectively	$38,353,771	$39,385,037
Construction in process	—	31,070
Cash and cash equivalents	393,875	251,088
Restricted cash—furniture, fixtures and other escrows	3,418,458	2,899,388
Accounts receivable	156,119	152,608
Advances to related parties	801,668	504,912
Prepaid expenses and other current assets	81,131	86,650
Franchise fees, net of accumulated amortization of $67,063 and $51,313, respectively	247,937	263,687
Intangible assets, net of accumulated amortization of $119,034 and $42,989, respectively	312,412	388,457

TOTAL ASSETS	$43,765,371	$43,962,897

LIABILITIES AND MEMBERS’ DEFICIT

LIABILITIES
Mortgages payable	$39,737,895	$40,267,021
Advances from related parties	3,964,897	3,967,897
Accounts payable—related parties	77,279	95,717
Accounts payable and accrued expenses	1,159,826	957,782

Total liabilities	44,939,897	45,288,417
MEMBERS’ DEFICIT	(1,174,526)	(1,325,520)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$43,765,371	$43,962,897

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Rooms	$15,158,188	$11,749,875
Other	453,516	465,423

Total revenues	15,611,704	12,215,298

EXPENSES
Rooms	3,960,175	3,190,619
Food and beverage	388,169	329,079
Hotel administration	2,137,733	1,694,395
Property operation, maintenance and energy costs	1,600,921	1,211,861
Management and franchise fees	1,482,426	1,148,856
Taxes, insurance and other	855,345	634,318
Depreciation and amortization	1,885,717	1,349,194

Total expenses	12,310,486	9,558,322

OPERATING INCOME	3,301,218	2,656,976
Interest income	47,039	34,625
Interest expense	(2,897,263)	(2,086,273)

NET INCOME	$450,994	$605,328

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$450,994	$605,328
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debts	7,354	14,920
Depreciation and amortization	1,885,717	1,349,194
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(10,815)	(58,034)
Prepaid expenses and other current assets	5,469	(27,363)
Increase (decrease) in:
Accounts payable and accrued expenses	202,043	173,608
Accounts payable—related party	(18,438)	64,240

Net cash provided by operating activities	2,522,324	2,121,893

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets, including construction in progress	(461,993)	(31,070)
Advances to related parties	(296,756)	(199,574)
Payments received on advances to related parties	—	196,664
Net increase in cash restricted for property improvements	(519,070)	(1,092,388)
Intangible assets acquired	—	(249,940)
Franchise fees	—	(90,000)

Net cash used in investing activities	(1,277,819)	(1,466,308)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	—	(386,394)
Proceeds from mortgages payable	—	644,593
Principal payments on mortgages payable	(798,718)	(557,198)
Advances from related parties	427,000	175,000
Payments on advances from related parties	(430,000)	(59,000)
Distributions	(300,000)	(355,000)

Net cash used by financing activities	(1,101,718)	(537,999)

NET INCREASE IN CASH AND CASH EQUIVALENTS	142,787	117,586
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	251,088	133,502

CASH AND CASH EQUIVALENTS AT END OF YEAR	$393,875	$251,088

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$2,894,234	$2,361,234

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment financed by mortgages payable	$269,593	$9,171,988

See independent auditors’ report and notes to combined financial statements.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

B.W. Hotels, LLC is a Louisiana limited liability company which was formed on April 16, 1998, for the purpose of acquiring land and developing a Courtyard by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Wichita, Kansas became operational in April 2000, when the management agreement became effective and the hotel commenced operations.

FIS Rogers, LLC is a Georgia limited liability company which was formed on January 1, 2002, for the purpose of acquiring land and developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Rogers, Arkansas became operational in September 2002, when the management agreement became effective and the hotel commenced operations.

R.R.I., LLC is a Louisiana limited liability company which was formed on April 11, 2002, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Rogers, Arkansas became operational in December 2003, when the management agreement became effective and the hotel commenced operations.

Skibo Lodging, LLC is a Louisiana limited liability company which was formed on September 21, 2004, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Fayetteville, North Carolina became operational in December 2006, when the management agreement became effective and the hotel commenced operations.

Texarkana Lodging, LP is a Texas limited partnership which was formed on March 14, 2002, for the purpose of acquiring land and developing a Courtyard by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Texarkana, Texas became operational in August 2003, when the management agreement became effective and the hotel commenced operations.

Texarkana Lodging 2, LP is a Texas limited partnership which was formed on September 20, 2004, for the purpose of acquiring land and developing a TownePlace Suites by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Texarkana, Texas became operational in August 2006, when the management agreement became effective and the hotel commenced operations.

W.B. Hotels, LLC is a Louisiana limited liability company which was formed on May 19, 1998, for the purpose of acquiring land and developing a Residence Inn by Marriott and operating the hotel under a management agreement with InterMountain Management, LLC (the Manager). The hotel, located in Springdale, Arkansas became operational in August 2001, when the management agreement became effective and the hotel commenced operations.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

The Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of InterMountain Hotels Portfolio include the accounts of B.W. Hotels, LLC, FIS Rogers, LLC, R.R.I., LLC, Skibo Lodging, LLC, Texarkana Lodging, LP, Texarkana Lodging 2, LP, and W.B. Hotels, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted Funds

The Hotels are required to fund the mortgage holders with sufficient funds to cover property taxes, property insurance and the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotels until the funds are spent on property taxes, property insurance and capital improvements.

Accounts Receivable

The Hotels report trade receivables at gross amounts due from customers. Because historical losses related to these receivables have been insignificant, management uses the direct write-off method to account for bad debts. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against operations.

Investment in Hotels

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 40 years for buildings, 20 years for improvements and 5 to 10 years for furniture, fixtures and equipment.

Valuation of Long-Lived Assets

The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan Origination Costs

Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the respective mortgages.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allowable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $252,240 and $277,481 for the years ended December 31, 2007 and 2006, respectively.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

Lodging and Sales Taxes

The Hotels collect various taxes from customers and remit these amounts to applicable taxing authorities. The Hotels’ accounting policy is to exclude these taxes from revenues and cost of sales.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2007 and 2006:

	2007	2006
Land and land improvements	$5,387,396	$5,387,396
Building and improvements	29,769,566	29,006,910
Furniture, fixtures and equipment	10,364,172	10,364,172

	45,521,134	44,758,478
Less accumulated depreciation	(7,167,363)	(5,373,441)

Investment in hotels, net	$38,353,771	$39,385,037

Depreciation expense was $1,793,922 and $1,303,102 for the years ended December 31, 2007 and 2006, respectively.

3.	RESTRICTED CASH

Restricted cash at December 31, 2007 and 2006, consisted of the following:

		2007	2006
B.W. Hotels, LLC	Reserve for replacement	$345,770	$576,843
	Other escrow	146,774	144,371
FIS Rogers, LLC	Reserve for replacement	104,098	207,753
R.R.I., LLC	Reserve for replacement	668,692	528,752
	Other escrow	130,079	119,555
Skibo Lodging, LLC	Reserve for replacement	321,910	—
	Other escrow	16,860	—
Texarkana Lodging, LP	Reserve for replacement	867,460	801,257
	Other escrow	294,994	205,522
Texarkana Lodging 2, LP	Reserve for replacement	511,361	266,043
W.B. Hotels, LLC	Reserve for replacement	10,460	49,292

		$3,418,458	$2,899,388

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

4.	MORTGAGES PAYABLE

Mortgages payable at December 31, 2007 and 2006, consisted of the following:

	2007	2006
B.W. Hotels, LLC—Mortgage with Column Financial, Inc., secured by land, building and improvements; term of 10 years and due September 2015; interest at 5.68%	$4,799,903	$4,895,419

FIS Rogers, LLC—Mortgage with Chambers Bank, secured by land, building and improvements; term of 1 year and due December 2008; interest at 7.50%	5,237,841	5,456,084

FIS Rogers, LLC—Second mortgage with Chambers Bank, secured by land, building and improvements; term of 1 year and due December 2008; interest at 7.50%	569,347	593,070

R.R.I., LLC—Mortgage with Column Financial, Inc., secured by land, building and improvements; term of 10 years and due September 2015; interest at 5.68%	6,525,778	6,656,524

Skibo Lodging, LLC—Mortgage with Stancorp Mortgage Investors, Inc., secured by land, building and improvements; term of 6 years and due December 2011; interest at LIBOR plus 4.00%	7,242,524	6,980,407

Texarkana Lodging, LP—Mortgage with Column Financial, Inc., secured by land, building and improvements; term of 10 years and due January 2015; interest at 6.27%	5,127,733	5,226,605

Texarkana Lodging 2, LP—Mortgage with Century Bank, secured by land, building and improvements; term of 3 years and due June 2010; interest at 7.00%	5,730,548	5,800,000

W.B. Hotels, LLC—Mortgage with Arvest Bank, secured by land, building and improvements; term of 3 years and due June 2010; interest at 7.50%	4,189,587	4,328,706

W.B. Hotels, LLC—Second mortgage with Arvest Bank, secured by land, building and improvements; term of 5 years and due September 2009; interest at 6.00%	314,634	330,206

	$39,737,895	$40,267,021

Future maturities at December 31, 2007, are as follows:

Year ending December 31,
2008	$6,622,473
2009	1,146,740
2010	9,773,851
2011	7,327,497
2012	457,480
Thereafter	14,409,854

Total	$39,737,895

Interest of $349,743 was capitalized in the year ended December 31, 2006.

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

5.	CHANGES IN EQUITY

Changes in the Hotels equity accounts during 2007 and 2006 are summarized below:

	2007	2006
Beginning balance (deficit)	$(1,325,520)	$(1,575,848)
Net income	450,994	605,328
Distributions	(300,000)	(355,000)

Ending balance (deficit)	$(1,174,526)	$(1,325,520)

6.	FRANCHISE AGREEMENTS

Franchise fees totaling $315,000 have been paid to Marriott, Inc. as of December 31, 2007 and 2006. Amortization expense totaled $15,750 and $12,292 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$15,750
2009	15,750
2010	15,750
2011	15,750
2012	15,750
Thereafter	169,187

Total	$247,937

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Marriott (Fairfield Inn, Residence Inn, Courtyard and TownePlace Suites). The agreements cover initial term of 20 years with varying renewal terms. The agreements provide for payment of base management fees, which are calculated monthly and are approximately 7% of gross rental revenues. Franchise fees of $1,057,448 and $784,808 were paid in 2007 and 2006, respectively.

7.	INTANGIBLE ASSETS

Intangible assets as of December 31, 2007 and 2006, consisted of permanent loan costs. Amortization expense, computed using the straight-line method, was $76,045 and $33,801 for the years ended December 31, 2007 and 2006, respectively.

Estimated aggregate amortization expense is as follows:

2008	$76,045
2009	62,514
2010	43,569
2011	43,569
2012	41,451
Thereafter	45,264

Total	$312,412

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

8.	RELATED PARTIES

The Hotels are subject to management agreements with InterMountain Management, LLC, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees which are calculated monthly and range from 1.5% to 3% of gross rental revenues. Management fees of $424,978 and $364,048 were expensed in 2007 and 2006, respectively. In addition, the Hotels pay $1,250 per month for accounting services.

The following are related party transactions with entities that have common ownership with the Hotels:

		2007	2006
	Advances to:

B.W. Hotels, LLC	B.W. Lawton, LLC	$305,338	$305,338
	Olathe Hotels, LLC	200,000	—
	Max's Partnership	2,129	—
R.R.I., LLC	Legacy Lodging, LLC	199,574	199,574
Skibo Lodging, LLC	Skibo Lodging 2, LLC	94,627	—

		$801,668	$504,912

	Advances from:

B.W. Hotels, LLC	Individual Members	$326,000	$326,000
	Forbes Hotels, LLC	274,000	274,000
	Lawton Hotels, LLC	85,000	85,000
FIS Rogers, LLC	InterMountain Management, LLC	—	30,000
Skibo Lodging, LLC	Individual Members	1,350,000	1,050,000
	Airport, LLC	7,000	—
	MTW, LLC	362,957	362,957
	Pecanland Hotels, LLC	16,940	16,940
	Sierra Hills, LLC	175,000	175,000
	Spokane Hotels, LLC	120,000	—
Texarkana Lodging, LP	Individual Members	350,000	750,000
Texarkana Lodging 2, LP	Individual Members	850,000	850,000
W.B. Hotels, LLC	Lawton Hotels, LLC	48,000	48,000

		$3,964,897	$3,967,897

	Related party accounts payable:

B.W. Hotels, LLC	Individual Members	$—	$5,000
	InterMountain Management, LLC	11,384	8,741
FIS Rogers, LLC	InterMountain Management, LLC	8,453	5,635
R.R.I., LLC	Individual Members	—	15,000
	InterMountain Management, LLC	10,732	11,181
Skibo Lodging, LLC	InterMountain Management, LLC	12,831	7,584
Texarkana Lodging, LP	Individual Members	—	4,375
	InterMountain Management, LLC	12,622	9,710
Texarkana Lodging 2, LP	Individual Members	—	4,958
	InterMountain Management, LLC	11,178	10,981
W.B. Hotels, LLC	Individual Members	—	5,000
	InterMountain Management, LLC	10,079	7,552

		$77,279	$95,717

INTERMOUNTAIN HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2007 AND 2006

9.	SUBSEQUENT EVENT

In December 2007, the Hotels entered into a contract to sell the real and personal property of B.W. Hotels, LLC, FIS Rogers, LLC, R.R.I., LLC, Skibo Lodging, LLC, Texarkana Lodging, LP, Texarkana Lodging 2, LP and W.B. Hotels, LLC to Apple Eight Hospitality Ownership, Inc. for a gross purchase price of $65,800,000. As of March 11, 2008, four of the seven hotels have closed and the remaining hotels are expected to close in the near future.

APPLE REIT EIGHT, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2007 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hampton Inn	Port Wentworth, GA	$10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	Pending
Residence Inn	Overland Park, KS	15.9	Pending
Residence Inn	Westford, MA	14.9	Pending
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Courtyard	Wichita, KS	8.3	Pending
Residence Inn	Fayetteville, NC	12.2	Pending

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	29.0	Pending
Homewood Suties	San Jose, CA	19.5	Pending
Homewood Suties	Tukwila, WA	14.5	Pending

Total		$455.3

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2007, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels, as included in this document.

BALANCE SHEET AS OF DECEMBER 31, 2007 (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$87,310	$466,377	(A)	$553,687
Cash and cash equivalents	562,009	(426,544	)(C)	135,465
Other assets	21,452	—		21,452

Total Assets	$670,771	$39,833		$710,604

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$39,594	(B)	$39,594
Accounts payable and accrued expenses	452	239	(B)	691

Total liabilities	452	39,833		40,285

Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 200,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	679,361	—		679,361
Distributions greater than net income	(9,066)	—		(9,066)

Total shareholders’ equity	670,319	—		670,319

Total liabilities and shareholders’ equity	$670,771	$39,833		$710,604

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(A)	The estimated total purchase price for the 26 properties that have been, or will be, purchased after December 31, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Port Wentworth, GA Hampton Inn	New York, NY Indpendent	Annapolis, MD Hilton Garden Inn	Matthews, NC Hampton Inn	Dunn, NC Hampton Inn	Tallahassee, FL Hilton Garden Inn	Concord, NC Hampton Inn	Sanford, FL SpringHill Suites	True North Hotels Portfolio	Intermountain Hotels Portfolio	Dimension Hotels Portfolio	Total Combined
Purchase price per contract	$10,780	$99,000	$25,000	$11,300	$12,500	$13,200	$9,200	$11,150	$104,400	$67,806	$90,630	$454,966
Other closing and capitalized costs (credits) incurred	108	455	254	(337)	237	119	46	56	498	422	453	2,311
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	216	1,980	500	226	250	264	184	223	2,088	1,356	1,813	9,100

Investment in hotel properties	11,104	101,435	25,754	11,189	12,987	13,583	9,430	11,429	106,986	69,584	92,896	466,377	(A)

Net other assets/(liabilities) assumed	—	(124)	5	(2)	12	(31)	(5,143)	—	(27,155)	(7,395)	—	(39,833	)(B)

Total purchase price	$11,104	$101,311	$25,759	$11,187	$12,999	$13,552	$4,287	$11,429	$79,831	$62,189	$92,896	$426,544	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, mortgages payable, operational charges and credits and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

APPLE REIT EIGHT, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Somerset, NJ	$16.0	November 9, 2007
SpringHill Suites	Greensboro, NC	8.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007
Hampton Inn	Port Wentworth, GA	10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	Pending
Residence Inn	Overland Park, KS	15.9	Pending
Residence Inn	Westford, MA	14.9	Pending
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Courtyard	Wichita, KS	8.3	Pending
Residence Inn	Fayetteville, NC	12.2	Pending

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	29.0	Pending
Homewood Suties	San Jose, CA	19.5	Pending
Homewood Suties	Tukwila, WA	14.5	Pending

Total		$529.9

This Pro Forma Condensed Consolidated Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2007, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Company Historical Statement of Operations	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC Chattanooga, TN Homewood Suites (A)	BRR Greensboro, S.M.L.L.C. & BRR Harrisonburg, S.M.L.L.C. SpringHill Suites and Courtyard (A)	Newport Historic, L.L.C., Newport Virginian, L.L.C. & Newport Savannah, L.L.C. Port Wentworth, GA Hampton Inn (A)	Hotel 57 New York, NY Indpendent (A)
Revenue:
Room revenue	$1,385	$4,181	$3,181	$2,011	$5,395	$2,942	$12,702
Other revenue	100	429	51	50	239	40	2,153

Total revenue	1,485	4,610	3,232	2,061	5,634	2,982	14,855

Expenses
Operating expenses	769	2,284	1,343	725	2,002	1,058	11,416
General and administrative	1,046	463	315	178	574	382	2,051
Management and franchise fees	117	432	252	260	764	390	501
Taxes, insurance and other	165	198	78	164	135	160	531
Depreciation of real estate owned	333	180	208	—	319	299	2,604

Interest, net	(6,343)	507	152	375	321	397	4,421

Total expenses	(3,913)	4,064	2,348	1,702	4,115	2,686	21,524
Income tax expense	—	—	57	—	35	—	—

Net income (loss)	$5,398	$546	$827	$359	$1,484	$296	$(6,669)

Basic and diluted earnings (loss) per common share	$0.35

Weighted average common shares outstanding—basic and diluted	15,376

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)—(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Charlotte/ Matthews—Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL SpringHill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)
Revenue:
Room revenue	$2,610	$1,557	$2,408	$2,700	$2,245	$2,500	$18,275
Other revenue	70	69	30	318	54	113	95

Total revenue	2,680	1,626	2,438	3,018	2,299	2,613	18,370

Expenses
Operating expenses	876	992	854	1,422	707	1,290	8,126
General and administrative	273	307	403	115	201	86	1,392
Management and franchise fees	218	197	194	258	288	308	1,761
Taxes, insurance and other	85	60	93	218	101	242	908
Depreciation of real estate owned	136	608	338	841	248	221	2,501
Interest, net	181	393	764	541	249	(17)	3,612

Total expenses	1,769	2,557	2,646	3,395	1,794	2,130	18,300

Income tax expense	—	—	—	—	—	—	—

Net income (loss)	$911	$(931)	$(208)	$(377)	$505	$483	$70

Basic and diluted earnings (loss) per common share
Weighted average common shares outstanding—basic and diluted

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)—(CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2007

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Intermountain Hotels Portfolio (7 Hotels) (A)	Dimension Hotels Portfolio (4 Hotels) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$15,158	$20,378	$—		$99,628
Other revenue	454	2,055	—		6,320

Total revenue	15,612	22,433	—		105,948

Expenses
Operating expenses	5,950	7,338	—		47,152
General and administrative	2,138	3,718	2,000	(B)	15,642
Management and franchise fees	1,482	2,382	—		9,804
Taxes, insurance and other	855	811	—		4,804
Depreciation of real estate owned	1,886	3,509	(14,231	)(C)	15,769
			15,769	(D)
Interest, net	2,850	3,362	(10,357	)(E)	1,408

Total expenses	15,161	21,120	(6,819)		94,579
Income tax expense	—	—	(92	)(G)	—

Net income (loss)	$451	$1,313	$6,911		$11,369

Basic and diluted earnings (loss) per common share					$0.22

Weighted average common shares outstanding—basic and diluted			35,766	(F)	51,142

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date. Additionally, two properties began operations during 2007, and one property remained under construction as of December 31, 2007. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Annapolis, MD Hilton Garden Inn, opened June 2007, Westford, MA Hampton Inn & Suties, opened August 2007 and Overland Park, KS Fairfield Inn & Suites is under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

March 28, 2008